UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2020
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2020, the Board of Directors (the “Board”) of IPG Photonics Corporation (the “Company”) amended and restated the Company’s amended and restated Bylaws, dated March 5, 2019 (the “Amended and Restated Bylaws”) to clarify certain corporate procedures and make certain other enhancements and technical changes with respect to procedures relating to the stockholders meetings, other stockholder actions and Board actions and powers in emergency circumstances. The changes effected by the Amended and Restated Bylaws include, without limitation, the following:

•clarifying that the Board may postpone, adjourn, recess, reschedule or cancel a stockholder meeting;
•updating the procedures for establishing quorum at stockholder meetings;
•clarifying the powers of the Board and the person presiding over a stockholder meeting to regulate conduct at such stockholder meetings;
•updating the advance notice provisions for director nominations and stockholder proposals at stockholder meetings;
•updating the procedures relating to fixing the date for determination of stockholders of record and the provisions relating to stockholder action without a meeting; and
•clarifying the procedures for filling Board vacancies.

The Amended and Restated Bylaws are effective August 18, 2020. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 3.2	Amended and Restated Bylaws of IPG Photonics Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

August 24, 2020	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary